Exhibit (e)(3)

                                TENDER AGREEMENT


                               dated 20 March 2003


                                     between


RENE BRAGINSKY
Pilatusstrasse 22, CH-8032 Zurich, Switzerland                         ("RB")


HANS KAISER
acting for himself and his family members
Rebbergstrasse 9, CH-8803 Ruschlikon, Switzerland                      ("HK")


"ZURICH" VERSICHERUNGS-GESELLSCHAFT
acting for itself and certain other companies of
the Zurich Financial Services Group
Mythenquai 2, CH-8002 Zurich, Switzerland                               ("Z")


III INSTITUTIONAL INVESTORS INTERNATIONAL CORP.
c/o Bruppacher Hug & Partner, Zolliker Strasse 158,
CH-8702 Zollikon, Switzerland                                         ("III")


                   (each a "SHAREHOLDER" and collectively the "SHAREHOLDERS")


                                       and


SMITH & NEPHEW PLC
Heron House, 15 Adam Street,
London WC2N 6LA, United Kingdom                        ("SMITH & NEPHEW PLC")


                                       and


MEADOWCLEAN LIMITED
(to be renamed Smith & Nephew Group plc)
122 Moulin de la Ratte,
CH-1236 Cartigny, Geneva, Switzerland            ("SMITH & NEPHEW GROUP PLC")


                                    REGARDING


        A PUBLIC TENDER OFFER TO ALL SHAREHOLDERS OF INCENTIVE CAPITAL AG




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WHEREAS:

(A) Smith & Nephew plc is an English company limited by shares with principal place of business in England whose ordinary share capital amounts to GBP 113,560,138.10, divided into 929,128,403 ordinary shares of 12 2/9 pence nominal value each, listed on the London Stock Exchange and, in the form of American Depositary Receipts, on the New York Stock Exchange.

(B) Centerpulse AG ("CENTERPULSE") is a Swiss company limited by shares with registered seat in Zurich whose share capital amounts to CHF 354,919,350, divided into 11,830,645 registered shares with a par value of CHF 30 each (the "CENTERPULSE SHARES"), listed on the SWX Swiss Exchange and, in the form of American Depository Receipts, on the New York Stock Exchange.

(C) Desirous to combine their respective businesses, Centerpulse and Smith & Nephew plc and Smith & Nephew Group plc have agreed that Smith & Nephew plc or Smith & Nephew Group plc, the proposed new holding company of Smith & Nephew, which will be a UK registered public company, resident in Switzerland, and listed on the London Stock Exchange and on the SWX Swiss Exchange, shall submit a public tender offer for all publicly held Centerpulse Shares on the terms and subject to the conditions of a transaction agreement of even date (the "CENTERPULSE TENDER OFFER"). All references to "SMITH & NEPHEW" in this Agreement therefore include Smith & Nephew plc and Smith & Nephew Group plc, and all references to "SMITH & NEPHEW SHARES" shall include the shares of Smith & Nephew plc listed on the London Stock Exchange or as appropriate the shares of Smith & Nephew Group plc to be listed on the London Stock Exchange and the SWX Swiss Exchange.

(D) InCentive Capital AG ("INCENTIVE"), a Swiss company limited by shares with registered seat in Zug whose share capital amounts to CHF 42,944,040, divided into 2,147,202 fully paid-up bearer shares with a par value of CHF 20 each which are listed on the SWX Swiss Exchange (the "INCENTIVE SHARES"), holds, at the Signing Date, indirectly


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          through its wholly-owned subsidiary InCentive Jersey Ltd., 13.14% of the Centerpulse Shares and rights to acquire further 5.77% of the Centerpulse Shares, all as set forth in Schedule (D).

(E) The Shareholders hold in the aggregate 1,650,190 InCentive Shares, representing approximately 76.8 5% of the voting rights and capital stock of InCentive, as set forth in Schedule (E).

(F) Concurrently with the Centerpulse Tender Offer, Smith & Nephew wishes to submit a public tender offer to all shareholders of InCentive, conditional upon completion (Zustandekommen) of the Centerpulse Tender Offer, and each Shareholder wishes to tender his InCentive Shares to Smith & Nephew in the course of such public tender offer.

NOW, THEREFORE, the Parties agree as follows:

1.        DEFINED TERMS

          As used in this Agreement, the capitalized terms shall have the meaning set forth in Schedule 1.

2.        PUBLIC TENDER OFFER

2.1.      THE OFFER

2.1.1. On the terms and subject to the conditions set forth in this Agreement, Smith & Nephew shall submit a public tender offer for all InCentive Shares which are presently issued and which may be issued from the Signing Date until the last day of the Statutory Extension Period other than any InCentive Shares held by InCentive itself or by any of its subsidiaries (the "PUBLIC TENDER OFFER").

2.1.2. Smith & Nephew shall publish the pre-announcement (Voranmeldung) relating to the Public Tender Offer, as contained in Schedule 2.1.2, (the "PRE-ANNOUNCEMENT") in the electronic media on the Signing Date.


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2.2.      THE OFFER PRICE

          (a) The offer price per InCentive Share to be offered by Smith & Nephew in the Public Tender Offer (the "OFFER PRICE") shall be:

                           ---------------------
                                  a + b
                                --------
                                    c
                           ---------------------
                     where:

                     a           is     the total amount of Smith & Nephew
                                        Shares and amount of cash that would be
                                        payable to InCentive under the
                                        Centerpulse Tender Offer for the
                                        Centerpulse Shares held by InCentive
                                        (the "CENTERPULSE HOLDING");

                     b           is     the adjusted net asset value (positive
                                        or negative) of InCentive as determined
                                        in accordance with Schedule 2.2(a) (the
                                        "ADJUSTED NAV") calculated as at the
                                        last day of the Offer Period, but
                                        excluding the Centerpulse Holding, and
                                        attributing no value to any InCentive
                                        Shares held by InCentive or its
                                        subsidiaries (the "TREASURY SHARES"), as confirmed by InCentive's auditors;

                     c           is     the total number of InCentive Shares in
                                        issue on the last day of the Offer
                                        Period less the number of Treasury
                                        Shares on that date.

                    The consideration for each InCentive Share will consist of
                    (i) an element of Smith & Nephew shares and cash which will mirror the Centerpulse Holding; plus or minus (ii) the cash equivalent to the Adjusted NAV excluding the Centerpulse Holding. If the Adjusted NAV excluding the Centerpulse Holding is negative, then the cash element attributable to the Centerpulse Holding shall be reduced, pro tanto, and if after such reduction there is still a negative balance, the number of Smith & Nephew shares to be issued shall be


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
                    reduced by a corresponding amount calculated by reference to the average closing prices of Smith & Nephew Shares of the fifth to the third Business Day prior to the Settlement Date.

                    (b) The Offer Price shall be adjusted for any dilutive effects in respect of the InCentive Shares (to the extent they have not been reflected in the Adjusted
                         NAV) or the Smith & Nephew Shares (save for shares issued for management options issued under the Smith & Nephew employee share schemes and disclosed in the Smith & Nephew financial statements for the financial year 2002), including dividend payments (save for dividends already declared by Smith & Nephew or an interim dividend thereafter declared by Smith & Nephew in the normal course), capital increases below market value, or the issuance of options (save for management options issued under the Smith & Nephew employee share schemes in the normal course consistent with past practice), warrants, convertible securities and other rights of any kind to acquire InCentive shares or Smith & Nephew shares as the case may be.

                    (c) Accepting InCentive shareholders under the Public Tender Offer and accepting Centerpulse shareholders under the Centerpulse Tender Offer (together the "ACCEPTING SHAREHOLDERS") may elect to take fewer Smith & Nephew Shares or more Smith & Nephew Shares than their basic entitlement under the relevant offer, but elections under both offers (taken together) to take more Smith & Nephew Shares (together the "EXCESS SHARES") will only be satisfied to the extent that elections have been made under both offers (taken together) by Accepting Shareholders to take fewer Smith & Nephew Shares (together referred to as the "AVAILABLE SHARES"). The Available Shares will be allocated to the applicants for Excess Shares in proportion to the number of Excess Shares applied for. If the total number of Available Shares exceeds the total number of Excess Shares applied for, the Available Shares shall


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
                        be limited to an amount equal to the Excess Shares. Once the share allocations have been determined, the cash element of the consideration will be reduced or increased (as the case may be) for each Accepting Shareholder who has been allocated an increased or reduced number of Smith & Nephew Shares. All calculations shall be made by reference to the number of acceptances and elections as of the last day of the additional acceptance period.

                  (d) Fractions of Smith & Nephew Shares shall not be allotted or issued to accepting InCentive shareholders but will be aggregated and sold in the market, and the net proceeds of sale shall be distributed on a pro rata basis to the InCentive shareholders who accept the Public Tender Offer and are entitled to them.

                  (e) The consideration payable for the Centerpulse Shares under the Center-pulse Tender Offer shall comprise for each Centerpulse Share:

                        (i)   25.15 new Smith & Nephew Shares; and

                        (ii)  CHF 73.42 in cash.

2.3.      CONDITIONS OF THE PUBLIC TENDER OFFER

          The Public Tender Offer shall be subject to the fulfillment or waiver by Smith & Nephew of the conditions as set forth in the Pre-Announcement.

2.4.      IMPLEMENTATION BY SMITH & NEPHEW OF THE PUBLIC TENDER OFFER

           Following the date of this Agreement, Smith & Nephew shall:

          (a) use all commercially reasonable efforts to prepare and, each time within the statutory period of time, publish the prospectus (the "OFFER PROSPECTUS") and such other documents relating to the Public Tender Offer as are REQUIRED by law (THE "OFFER DOCUMENTS"), each time after having consulted with InCentive and


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
               its advisers and after having given InCentive and its advisers reasonable opportunity to review and comment on the Offer Documents; and

          (b) use all commercially reasonable efforts to procure that the conditions of the Public Tender Offer set forth in par. g) of the Pre-Announcement and the conditions of the Centerpulse Pre-Announcement contained in Schedule 2.4(b) which are under Smith & Nephew's control are satisfied.

2.5.      SECONDARY LISTING OF SMITH & NEPHEW SHARES

          Smith & Nephew shall use all reasonable efforts to procure that the Smith & Nephew Shares obtain a secondary listing on SWX Swiss Exchange as of the Settlement Date or as soon as possible thereafter.

3.        OBLIGATIONS OF THE SHAREHOLDERS IN RELATION TO THE PUBLIC TENDER OFFER

3.1.      TENDER OF INCENTIVE SHARES BY THE SHAREHOLDERS

          Subject to the terms and conditions of this Agreement, each Shareholder shall tender to Smith & Nephew all InCentive Shares held by him during the first two Business Days of the Offer Period, it being agreed and understood, for the avoidance of doubt, that:

          (a) each Shareholder shall be severally, but not jointly with the other Shareholders, under the obligation to tender the InCentive Shares held by him; and

          (b) except as otherwise set forth in this Agreement, the tender and sale of InCentive Shares by the Shareholders shall be subject to the terms and conditions of the Public Tender Offer, as the same are set forth in the Pre-Announcement and will be further defined in the Offer Prospectus.


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
3.2.      WITHDRAWAL OF TENDERED INCENTIVE SHARES; COMPETING OFFERS

3.2.1.    NO WITHDRAWAL

          None of the Shareholders shall, nor shall he have the right to, withdraw the InCentive Shares tendered by him pursuant to Section 3.1 except in accordance with the terms and conditions of Section 3.2.2.

3.2.2.    FAILURE EVENT OTHER THAN FOR COMPETING OFFERS

          In the event that Smith & Nephew announces that the Public Tender Offer or the Centerpulse Tender Offer has failed for any reason other than under the circumstances where a competing public tender offer for InCentive Shares or Center-pulse Shares has been made, the Shareholders shall be free to withdraw their tendered InCentive Shares except that, if such a failure event results from a breach by a Shareholder of his obligations under Section 3.5 (Non-solicitation), such Shareholder shall not be entitled to withdraw his tendered InCentive Shares under this Section 3.2.2.

3.2.3.    COMPETING CENTERPULSE OFFER

          In the event that during the Offer Period a third party submits a public tender offer for Centerpulse Shares which provides for a consideration of a higher economic value than the consideration offered by Smith & Nephew under the Centerpulse Tender Offer (the "COMPETING CENTERPULSE OFFER") which has become or been declared unconditional as to the acceptance level, then Smith & Nephew shall, at its discretion, either (i) declare the Public Tender Offer unconditional, in which case InCentive's net asset value shall be calculated on the basis of the consideration offered by the third party in the Competing Centerpulse Offer, or (ii) permit InCentive to tender its Centerpulse Shares into the Competing Centerpulse Offer, such choice to be made in a timely manner so to allow InCentive to effectively tender its Centerpulse Shares into the Competing Centerpulse Offer during the statutory extension period.


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
3.2.4.    COMPETING INCENTIVE OFFER

          The Shareholders shall not have the right to withdraw their tendered InCentive Shares in the event of a competing InCentive offer, even where such competing InCentive offer is made at a higher price, except where Smith & Nephew announces that the Public Tender Offer has failed.

3.2.5.    COMPETING PARALLEL OFFERS

          In the event of competing offers both for InCentive Shares and Centerpulse Shares, Section 3.2.3 shall apply.

3.3.      DEPOSIT OF INCENTIVE SHARES AND DEPOSIT CONFIRMATIONS

          Each Shareholder shall:

          (a) procure that the InCentive Shares held by him are held by a bank or banks in Switzerland or in the European Union in security accounts; and

          (b) use best efforts to procure that each bank where the InCentive Shares held by him are deposited delivers to Smith & Nephew, as soon as possible but not later than ten Business Days after the Signing Date, a confirmation in writing that the InCentive Shares held by him are deposited with such bank and such bank has been irrevocably instructed to tender the InCentive Shares into the Public Tender Offer in accordance with Section 3.1 during the first two Business Days of the Offer Period.

3.4.      SETTLEMENT OF THE PUBLIC TENDER OFFER

          On the Settlement Date, the whole of the consideration payable to the Shareholders (Smith & Nephew Shares and cash) shall be distributed as follows:

          (a) to the Escrow Agent an amount necessary to fund the ongoing cash escrow required under the Escrow Agreements according to Section 6.1; and


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          (b)  the balance of the consideration to the Shareholders.

          If the cash to be deducted under paragraph (a) of this Section 3.4 exceeds the cash payable to the relevant Shareholder, Smith & Nephew can either sell sufficient Smith & Nephew Shares to realise an adequate amount of cash or set-off its obligation to deliver the Smith & Nephew shares and cash with its claim(s) against the relevant Shareholder.

3.5.      NON-SOLICITATION

          Each Shareholder agrees that it shall immediately cease and cause to be terminated all existing discussions, negotiations and communications between itself or any of its subsidiaries and any persons with respect to any Acquisition Transaction (as defined below). Except as otherwise contemplated by this action (as defined below). Except as otherwise contemplated by this Agreement, none of the Shareholders or their respective subsidiaries shall solicit or initiate any discussions or negotiations with any corporation, partnership, person or other entity or group (other than Smith & Nephew or any affiliate or associate of Smith & Nephew) concerning any merger, consolidation, business combination, liquidation, reorganization, sale of substantial assets, sale of shares of capital stock or similar transaction involving InCentive or any subsidiary of InCentive (each an "ACQUISITION TRANSACTION"), provided that nothing contained in this Section 3.5 shall restrict InCentive's board of directors in taking and disclosing to InCentive's shareholders or any third parties or governmental or regulatory bodies a position with respect to an Acquisition Transaction initiated by a third party, or in making such other disclosure to InCentive's shareholders or any third parties or governmental or regulatory bodies, which, as advised by outside counsel, is advisable under applicable law.


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3.6.      NO ACQUISITION OR DISPOSAL OF SHARES

          Unless Smith & Nephew shall have given its prior written consent or declared that the Public Tender Offer has failed, none of the Shareholders or any of their respective subsidiaries shall, after the Signing Date:

          (a) acquire or sell any Centerpulse Shares or rights to acquire Centerpulse Shares;

          (b) acquire any InCentive Shares or rights to acquire InCentive Shares or, subject to Section 3.2, sell or otherwise dispose of any InCentive Shares other than by way of the settlement of the Public Tender Offer; or

          (c) acquire any Smith & Nephew Shares or rights to acquire Smith & Nephew Shares except through the settlement of the Public Tender Offer, provided that each Shareholder shall have the right to acquire Smith & Nephew Shares after the expiry of a period of six months following the end of the Statutory Extension Period;

               provided that nothing contained in this Section 3.6 shall restrict InCentive Asset Management AG or Z from acquiring or selling Centerpulse Shares, InCentive Shares or Smith & Nephew Shares on the account of third parties (other than InCentive or any Shareholder or any related person pursuant to article 15 SESTO-FBC) on the basis of asset management agreements.

3.7.      VOTING OF INCENTIVE SHARES AT INCENTIVE'S SHAREHOLDERS' MEETING

          The Shareholders shall vote their shares in favor of the shareholders' resolutions necessary for the satisfaction of the conditions precedent set forth in par. c) of the conditions section of the Pre-Announcement.


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3.8.      CO-OPERATION IN PREPARATION OF OFFER DOCUMENTS

          Each Shareholder shall provide in a timely manner the information required by law in relation to the preparation of the Offer Documents.

4.        REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

          Each of RB, HK and III represents and warrants, severally and not jointly, and as regards Section 4(c) (Legal Title) only with respect to the InCentive Shares held by himself and not with respect to the InCentive Shares held by the other Shareholders, that each of the following statements is true and correct, and Z represents and warrants only as regards Section 4(c) (Legal Title) with respect to the InCentive Shares held by itself (and not with respect to any other Section or the InCentive Shares held by the other Shareholders), except as otherwise set forth hereafter, both on the Signing Date and on the Settlement Date:

          (a)  Corporate Existence

               InCentive and each of its fully consolidated subsidiaries is duly and lawfully incorporated and existing under the laws under which it is organised and has the full corporate power and authority to own and use its assets and to conduct its business as the same is currently being conducted.

          (b)  InCentive Share Capital

               The share capital of InCentive amounts to CHF 42,944,040 and is divided into 2,147,202 bearer shares with a par value of CHF 20 each, fully paid-up. There are no resolutions regarding the issuance of new InCentive Shares other than the those that are entered into the commercial register, and there are no options outstanding for the issuance of new InCentive Shares.


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          (c)  Legal Title

               On the Settlement Date, the Shareholders are the sole and unencumbered legal owners of InCentive Shares as set forth in Recital (E), free and clear of any third party rights. There exist no limitations under law, the articles of incorporation of InCentive or any agreements or undertakings by which the Shareholders are bound that would prevent the Shareholders from entering into or performing their obligations under this Agreement.

          (d)  Financial Statements

               The audited consolidated financial statements for the business year ended 2002, as contained in Schedule 4(d) (the "2002 FINANCIALS") and the Interim Financials truly and fairly present the financial position and results of operations of the InCentive group at the dates and for the periods set forth therein. The 2002 Financials have been and the Interim Financials will be established in conformity with IAS consistently applied, save, in respect of the Interim Financials, for any inconsistencies and deviations from IAS which are due to the fact that the Interim Financials are interim financial statements and not year-end financial statements.

          (e)  Determination of the Adjusted NAV

               The Adjusted NAV will be determined in accordance with Schedule 2.2(d). Save as otherwise set forth in such schedule, the methods and principles for determining the Adjusted NAV correspond to the methods and principles which were consistently applied by InCentive for determining the per share net asset value of the InCentive group prior to the Signing Date.


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
          (f)  Absence of Liabilities

               As of the Settlement Date, none of InCentive or any of its subsidiaries has any debts, obligations or liabilities, whether due or future, actual or contingent, arising out of or in connection with any transaction entered into or completed prior to the Settlement Date other than those reflected, reserved or provisioned in the Interim Financials.

          (g)  Compliance with Laws

               Except for matters which would not have a material adverse effect, InCentive has, to the best knowledge of the Shareholders, complied with and is presently in compliance with all laws, regulations, reporting and licensing requirements and orders applicable to it.

          (h)  Taxes

               All tax returns required to be filed prior to or on 31 December 2002 by or with respect to InCentive or any of its subsidiaries for all taxable periods ending on or prior to 31 December 2002 have been timely filed. All taxes shown to be due on such tax returns on or prior to 31 December 2002, or which have been or will be assessed by the competent tax authorities with respect to such tax returns, have been timely paid or fully provisioned against. As of the Settlement Date, any and all taxes which are due or become payable by InCentive or any of its subsidiaries for any periods ending on or prior to the Settlement Date or in respect of any transaction entered into or completed prior to or on the Settlement Date have been fully paid or provisioned against in the Interim Financials.

          (i)  Social Security and Pensions

               All social security, pension fund or similar payments due by InCentive or any of its subsidiaries in favor of its employees under the law or any benefit plans (collectively, the "BENEFIT


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               PLANS") have been fully paid or provisioned in the Interim
               Financials. All contributions required to be made under the terms of the law (as regards social security) or of any such Benefit Plans have been timely made.

          (j)  Material Contracts

               As of the Settlement Date, none of InCentive or any of its subsidiaries is party to any material contract, agreement, arrangement or undertaking.

          (k)  Litigation

               There are no actions, suits or proceedings pending against, or to the best knowledge of the Shareholders, threatened in writing against InCentive or any of its subsidiaries before any court, arbitral tribunal or administrative body, agency or commission involving a claim which has not, or not to the full extent, been provisioned in the 2002 Financials or the Interim Financials.

          (l)  No Further Representations and Warranties

               No representations are made or warranties given, whether express or implied, other than those made or given in this Section 4.

5.        INDEMNIFICATION IN CASE OF BREACH OF WARRANTIES

5.1.      INDEMNITY OBLIGATION

          Each Shareholder (including, for the avoidance o f doubt, Z) agrees severally, and not jointly with the other Shareholders, to indemnify and hold harmless Smith & Nephew against claims for breaches of the representations given by RB, HK and III under Section 4.


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5.2.      TERM AND NOTIFICATION PERIOD

5.2.1. The representations and warranties set forth in Section 4 (other than with respect to the title warranty in Section 4(c) or fraud pursuant to article 28 CO) shall be valid for a period of 36 months from the Settlement Date. If Smith & Nephew fails so to notify the Shareholders prior to the last Business Day of such 36 months period, it shall be deemed to have waived, and shall be precluded from raising, any claim or right against the Shareholders for misrepresentation or breach of warranty in respect of such claim.

5.2.2. Should Smith & Nephew detect any misrepresentation or breach of warranty, or should a third party raise or threaten in writing to Smith & Nephew or any of its subsidiaries to raise a claim which is reasonably likely to give rise to a claim for misrepresentation or breach of warranty, then, following 31 March 2004, Smith & Nephew shall be obliged, within 90 Business Days from having obtained reasonable knowledge of the circumstances of such misrepresentation or breach of warranty or of such third party claim, to notify the Shareholders in writing describing the facts or the claim in reasonable detail. If Smith & Nephew fails to so notify the Shareholders, it shall be deemed to have waived any claim or right against the Shareholders for misrepresentation or breach of warranty in respect of such claim, unless Smith & Nephew is able to show that the Shareholders have not actually been prejudiced by such failure.

5.2.3. No statutory examination or notification requirements apply. The provisions contained in this Section 5.2 shall supersede the provisions of articles 201 and 210 CO which shall not be applicable to this Agreement. The Shareholders explicitly waive Articles 201 and 210 CO.

5.3.      LIMITATIONS

          (a)  The obligation of each Shareholder to indemnify pursuant to
               Section 5 is limited as follows:


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
               (i) other than in the case of Section 4(f), only claims which on a stand-alone basis exceed the amount of CHF 50,000 may be made, it being understood that any and all claims exceeding such amount shall be taken into account in full. For the purposes of this Section several claims based on the same set of facts or origin shall be deemed to be one claim;

               (ii) each Shareholder shall severally, but not jointly with the other Shareholders, be liable for such damages in the proportion of the InCentive Shares sold by him to the aggregate number of InCentive Shares sold by all the Shareholders, however not exceeding the escrow amount paid on behalf of such Shareholder into the escrow account under the Escrow Agreements;

               (iii) the maximum liability of a Shareholder (other than in respect to the warranty given in respect to legal title in accordance with Section 4(c) and fraud committed by such Shareholder pursuant to article 28 CO) shall be limited to, and under no circumstances exceed, the amount held in escrow of such Shareholder as set forth in Schedule 6.1(b).

          (b) If facts and circumstances which would give rise to a claim against the Shareholders result in any financial benefits or financial advantages to InCentive or Smith & Nephew, then any damages will be reduced by the amount equal to any such benefits and advantages. In addition, the Shareholders shall not be liable in respect of a claim of Smith & Nephew for misrepresentation or breach of warranty:

               (i) if and to the extent that such claim is covered by any specific provision, reserve or expense in the 2002 Financials or the Interim Financials relating to such claim, or if and to the extent such claim can be compensated by to the extent permitted by law and applicable accounting principles consistently applied dissolving provisions made for any purpose in the 2002 Financials or the Interim Financials;

               (ii) if and to the extent that such claim is provided for or reflected in the Adjusted NAV;

               (iii) if and to the extent that costs, damages and expenses have been recovered from a third party (including without limitation an insurance company), after deduction of all direct costs and expenses incurred in making such recovery (including reasonable attorney's fees);

               (iv) if and to the extent that, as a result of a claim for misrepresentation or breach of warranty, any tax payable by InCentive or its subsidiaries is or will be reduced;

               (v) if and to the extent that any damage or loss has been caused or increased by the fact that Smith & Nephew shall have failed to comply, or cause InCentive or its subsidiaries to comply with, the duty to mitigate the damage caused by a misrepresentation or breach of warranty.

5.4.      THIRD PARTY CLAIMS

          If any claim is raised by a third party against InCentive which has been notified by Smith & Nephew pursuant to Section 5.2, the following provisions of this Section 5.4 shall apply:

          (a) if the aggregate level of claims made by third parties has not exceeded, nor is it likely to exceed, CHF 500,000, the Shareholders, represented for such purpose by InCentive Asset Management AG, shall use their commercially reasonable efforts in assisting Smith & Nephew or InCentive in the defense of such claim. Smith & Nephew shall not, and shall procure that InCentive does not, settle any such claim without prior written consultation with the Shareholders, represented for such purpose by InCentive Asset Management AG.

          (b) If the aggregate level of claims made by third parties has exceeded or is likely to exceed CHF 500,000 but is unlikely to exceed CHF 15,000,000, and if the Shareholders, represented for such purpose by InCentive Asset Management AG, acknowledge their liability in writing and deliver to Smith & Nephew and the Escrow Agent an instruction in writing instructing the Escrow Agent to release to Smith & Nephew an amount equivalent to the liability as shall be agreed or adjudicated at the time of such agreement or adjudication, then the Shareholders, represented for such purpose by InCentive Asset Management AG, shall have the right to compromise or defend, at their own cost and expense and by their own counsel, any such matter. If the Shareholders are willing to compromise or defend any asserted liability, they shall promptly notify Smith & Nephew of their intention to do so, and Smith & Nephew shall co-operate with, and provide at the cost and expense of the Shareholders appropriate documentation and support as reasonably requested by the Shareholders, represented for such purpose by InCentive Asset Management AG, or their counsel in connection with the compromise or defense of such asserted liability. Smith & Nephew shall have the right to participate, at its own expense, in the defense of such asserted liability.

          (c) If the aggregate level of claims made by third parties has exceeded or is likely to exceed CHF 15,000,000, and if Smith & Nephew so elects, then Smith & Nephew shall have the right to compromise or defend, at its own cost and expense, and by its own counsel, any such matter. In such circumstances, the Shareholders shall co-operate with, and provide at the cost and expense of Smith & Nephew, appropriate documentation and support as reasonably requested by Smith & Nephew, in connection with the compromise or defense of such asserted liability.

          (d) Smith & Nephew may direct the Shareholders to agree to compromise any asserted liability against InCentive or its subsidiaries at any time, provided that Smith & Nephew at the same time waives its rights for indemnification from the Shareholders for misrepresentation or breach of warranty under this Agreement.

5.5.      REMEDIES EXCLUSIVE

          The remedies set forth in this Section 5 shall be in lieu of any remedies provided for by the law. All remedies provided for by the law including, without limitation, the right to rescind this Agreement, are explicitly waived.

5.6.      INDEMNIFICATION AND NO RECOURSE AMONG SHAREHOLDERS

5.6.1. Z shall not have any claim or recourse against any of the other Shareholders in the event that amounts are drawn from Z's escrow account under Z's Escrow Agreement, except under the circumstances set forth in Section 5.6.2.

5.6.2. Should the escrow amounts deposited on the escrow accounts under the Escrow Agreements on the account of any of the Shareholders be claimed by and released to Smith & Nephew as a result of a fraudulent or grossly negligent breach of Section 4 (other than a breach of Section 4(c) by Z), then the Shareholder who committed such breach shall indemnify Z for the escrow amount deposited on the account of Z as if no breach of Section 4 had occurred.

6.        ESCROW

6.1. As security for any claims of Smith & Nephew according to Section 5.1 and Section 7 (Indemnity for certain share purchases), (i) the Shareholders, Smith & Nephew and the Escrow Agent will execute the Escrow Agreements substantially in the form contained in Schedule 6.1(a), and (ii) Smith & Nephew shall, and shall be entitled to, pay on the Settlement Date from the cash portion payable to each Shareholder under the Public Tender Offer an amount to be determined according to Schedule 6.1(b) to the escrow accounts pursuant to the Escrow Agreements. The obligations of each Shareholder and of the Escrow Agent, in particular regarding the release of the escrow amounts deposited in the escrow accounts, shall be governed by the Escrow Agreements.

6.2. Smith & Nephew shall, and shall be limited to, recover any amount due according to Section 5.1 exclusively by recourse to the escrow amount deposited on the escrow accounts under the Escrow Agreements, and the Shareholders shall be under no obligation to discharge any claim of Smith & Nephew under Section 5.1 by any other means of payment, except that Smith & Nephew shall have unfettered recourse to a Shareholder who is in breach of Section 4(c) (Legal Title).

7.        INDEMNITY FOR CERTAIN SHARE PURCHASES

          In the event that any of the Shareholders or any of its respective subsidiaries acquires or agrees to acquire any Centerpulse Shares or any InCentive Shares or any rights to acquire Centerpulse Shares or InCentive Shares after the Signing Date and Smith & Nephew is, as a result of any such acquisition, required by law to increase the offer price under the Centerpulse Tender Offer or the Public Tender Offer, then

          (a) the Shareholder who has acquired or permitted that his subsidiary acquire such shares (and only such Shareholder and not the other Shareholders) shall indemnify Smith & Nephew for, and hold Smith & Nephew harmless from, the total increased cost of the Public Tender Offer or the Centerpulse Tender Offer, as the case may be, and any damages, loss, claims, cost and expenses (including reasonable attorney's fees and expenses) incurred or payable by Smith & Nephew as a result of such required offer price increase, provided that all Parties shall use commercially reasonable efforts to resist such requirement to increase the offer price under the Centerpulse Tender Offer or the Public Tender Offer including, if necessary, recourse to the courts; and

          (b) Smith & Nephew shall have the right to set-off to the fullest extent possible its claim under Section 7(a) against the consideration (calculated, for the avoidance of doubt, on the basis of the Offer Price) payable to such Shareholder, and only such Shareholder and not the other Shareholders. The Shareholders hereby waive the requirement of same kind of consideration (Gleichartigkeit) for the set-off.

8.        TERMINATION

8.1.      BY THE SHAREHOLDERS

          Each of the Shareholders shall have the right to terminate this Agreement for itself by notice to Smith & Nephew and the other Shareholders with immediate effect in any of the following events:

          (a)  The Pre-Announcement is not made according to Section 2.1.2.

          (b)  In the circumstances envisaged by Section 3.2.3(ii).

          (c) Any of the conditions of the Public Tender Offer is not satisfied or waived by Smith & Nephew according to the Pre-Announcement and the Offer Prospectus or the Public Tender Offer is not successful for any other reason.

8.2.      BY SMITH & NEPHEW

          Smith & Nephew shall have the right to terminate this Agreement by notice to the Shareholders with immediate effect if (i) any of the conditions of the Public Tender Offer is not satisfied or waived (to the extent they may be waived) by Smith & Nephew according to the Pre-Announcement and the Offer Prospectus, (ii) or the Public Tender Offer is not successful for any other reason. Smith & Nephew shall have the right to terminate this Agreement partially if an event such as is set forth in the first paragraph of Section 7 has occurred, to the extent necessary to avoid an obligation to increase the Offer Price pursuant to article 10 (6) TOO.

8.3.      EFFECT OF TERMINATION

          In the event of a termination by any Shareholder according to Section 8.1, the provisions of this Agreement shall cease to have any effect as between such terminating Shareholder and Smith & Nephew, except for the provisions of Section 9 and Section 10 which shall continue to be in effect for an indefinite period of time. In the event of a termination by Smith & Nephew according to Section 8.2, the provisions of this Agreement shall cease to have any effect as between all Shareholders and Smith & Nephew, except for the provisions of Section 9 and Section 10 which shall continue to be in effect for an indefinite period of time. Any such termination shall be without prejudice to the liabilities of any Party for a prior breach of this Agreement.

9.        MISCELLANEOUS

9.1.      ENTIRE AGREEMENT; MODIFICATIONS

          This Agreement constitutes the entire agreement of the Parties concerning the object of this Agreement and supersedes all previous agreements or arrangements, negotiations, correspondence, undertakings and communications, oral or in writing. This Agreement including this Section shall be modified only by an agreement in writing executed by the Parties which shall explicitly refer to this Section.

9.2.      NO WAIVER

          The failure of any of the Parties to enforce any of the provisions of this Agreement or any rights with respect hereto shall in no way be considered as a waiver of such provisions or rights or in any way affect the validity of this Agreement. The waiver of any breach of this Agreement by any Party shall not operate to be construed as a waiver of any other prior or subsequent breach.

9.3.      SEVERABILITY

          If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision shall, if possible, be adjusted rather than voided, in order to achieve a result which corresponds to the fullest possible extent to the intention of the Parties. The nullity or adjustment of any provision of this Agreement shall not affect the validity and enforceability of any other provision of this Agreement, unless this appears to be unreasonable for any of the Parties.

9.4.      NOTICES

          Any notice, request or instruction to be made under or in connection with this Agreement to any Shareholder shall be made to InCentive Asset Management AG who shall act as notification agent for the Shareholders under this Agreement. Any notice, request or instruction to be made under this Agreement shall be made in writing and be delivered by registered mail or courier or by facsimile (to be confirmed in writing delivered by registered mail or courier) to the following addresses (or such other addresses as may from time to time have been notified according to this Section 9.4):

           (a)       If to Smith & Nephew:   Smith & Nephew plc.
                                             Attn. of Company Secretary
                                             Heron House
                                             15 Adam Street
                                             London WC2N 6LA
                                             United Kingdom
                                             Facsimile:  +44 207 930 3353

           (b)       If to Smith & Nephew
                     Group plc:              Smith & Nephew Group plc.
                                             Attn. of Company Secretary
                                             122 Moulin de la Ratte
                                             CH-1236 Cartigny, Geneva
                                             Switzerland

                                             with copies to:

                                             Smith & Nephew plc.
                                             Attn. of Company Secretary
                                             Heron House
                                             15 Adam Street
                                             London WC2N 6LA
                                             United Kingdom

           (c)       If to any
                     Shareholder:            InCentive Asset Management AG
                                             Todistrasse 36
                                             8002 Zurich
                                             Switzerland
                                             Facsimile: +41 1 205 93 05

                                             with copies to:

                                             Lombard Odier Darier Hentsch & Cie
                                             Zurich Branch
                                             Attn. of Mr. Romeo Cerutti
                                             Sihlstrasse 20
                                             CH-8021 Zurich
                                             Switzerland
                                             Facsimile:  +41 1 214 13 39

                                             Lenz & Staehelin
                                             Attn. of Mr. Rudolf Tschani
                                             Bleicherweg 58
                                             CH-8027 Zurich
                                             Switzerland
                                             Facsimile:  +41 1 204 12 00

                                             Zurich Insurance Company
                                             Group Finance Director and
                                             General Counsel
                                             Mythenquai 2
                                             8002 Zurich
                                             Facsimile:  + 41 1 625 37 70
                                                         + 41 1 625 34 97

           Any notice, request or instruction made under or in connection with this Agreement shall be deemed to have been delivered on the Business Day on which it has been dispatched or the fax confirmation been received by the Party making such notice, request or instruction.

9.5.      CONFIDENTIALITY AND PRESS RELEASES

          Without the prior written consent of Smith & Nephew and the Representatives (which consent shall not be unreasonably withheld), the Parties shall not disclose to any third party and keep in strict confidence this Agreement and its contents and shall not publish any press release or make any public announcement in respect of the transactions contemplated by this Agreement, unless any such disclosure, press release or public announcement is required under applicable laws or stock exchange regulations or ordered by any competent judicial or regulatory authority or by any competent stock exchange (in which case the Parties shall, to the extent permissible, consult with each other prior to any such disclosure).

9.6.      ASSIGNMENT

          None of the Parties shall assign this Agreement or any rights or obligations under this Agreement to any third party without the prior written consent of all of the other Parties.

9.7.      COST AND EXPENSES; TAXES

          Each Party shall bear all cost, expenses and taxes incurred by it in connection with the transactions contemplated by this Agreement, provided that (a) Smith & Nephew shall bear and pay the Swiss securities transfer tax (Umsatzabgabe) and any transfer cost and expenses resulting from the transfer of InCentive Shares and Centerpulse Shares to Smith & Nephew or Smith & Nephew Shares to the Shareholders, and (b) the transaction cost and expenses incurred by InCentive shall be subtracted in calculating the Adjusted NAV.

9.8.      SEVERAL OBLIGATIONS AND LIABILITIES OF THE SHAREHOLDERS

          None of the Shareholders shall be liable for the obligations of any other Shareholder or the performance of the obligations of any other Shareholder.

10.       APPLICABLE LAW AND DISPUTE RESOLUTION

11.1      This Agreement is subject to and governed by Swiss substantive law.

11.2 Any disputes arising out of or in connection with this Agreement, including disputes regarding its conclusion, binding effect, amendment and termination, shall be finally resolved to the exclusion of the ordinary courts by a three-person arbitral tribunal in accordance with the International Arbitration Rules of the Zurich Chamber of Commerce. The arbitration shall be conducted in English and the place of arbitration shall be Zurich.

           IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.


SMITH & NEPHEW PLC

/s/ Christopher J. O'Donnell            /s/ Peter Hooley
-------------------------------------   -----------------------------------
Name: Christopher J. O'Donnell          Name: Peter Hooley
Title: Chief Executive                  Title: Finance Director



ZURICH" VERSICHERUNGSGESELLSCHAFT

/s/ Ronald M. Cacciola                  /s/ M. Machler-Erne
-------------------------------------   -----------------------------------
Name: Ronald M. Cacciola                Name: M. Machler-Erne
Title: Member of the Executive Staff    Title: General Counsel



III INSTITUTIONAL INVESTORS
INTERNATIONAL CORP.

/s/ Dieter Hug
-------------------------------------   -----------------------------------
Name: Dieter Hug                        Name:
Title: Director                         Title:



RENE BRAGINSKY

/s/ Rene Braginsky
------------------------------


HANS KAISER

/s/ Hans Kaiser
------------------------------


MEADOWCLEAN LIMITED

/s/ Antoine Vidts                            /s/ Pierre-Andre' Chapatte
------------------------------------------   -----------------------------------
Name: Antoine Vidts                          Name: Pierre-Andre' Chapatte
Title: Director                              Title: Director

                                  SCHEDULE (D)


                       CENTERPULSE SHARES AND CALL OPTIONS
             ON CENTERPULSE SHARES OF INCENTIVE AT THE SIGNING DATE


As of the Signing Date, InCentive holds Centerpulse Shares and Centerpulse Share Options as follows:



MANGO SHARES:

------------------------- ----------------------
     NO. OF SHARES                  %
------------------------- ----------------------
       1'554'577                 13.140
------------------------- ----------------------




CALL OPTIONS ON MANGO SHARES:

----------------------- -------------------- ---------------------- ---------------- ---------------------------- ---------
    COUNTER-PARTY         NO. OF OPTIONS         STRIKE PRICE (CHF)      EXPIRY         NO. OF MANGO SHARES        %
----------------------- -------------------- ---------------------- ---------------- ---------------------------- ---------
UBS                           200'000                 200.00            10.04.2003            200'000                1.69
----------------------- -------------------- ---------------------- ---------------- ---------------------------- ---------
ABN                            80'000                 195.00            10.04.2003             80'000                0.68
----------------------- -------------------- ---------------------- ---------------- ---------------------------- ---------
ABN                           160'000                 215.00            10.04.2003            160'000                1.35
----------------------- -------------------- ---------------------- ---------------- ---------------------------- ---------
Credit Suisse                 100'000                 220.00            10.04.2003            100'000                0.85
----------------------- -------------------- ---------------------- ---------------- ---------------------------- ---------
LBF                            38'000                 240.00            15.05.2003             38'000                0.32
----------------------- -------------------- ---------------------- ---------------- ---------------------------- ---------
ABN                           105'000                 230.00            21.05.2003            105'000                0.89
----------------------- -------------------- ---------------------- ---------------- ---------------------------- ---------
TOTAL                         683'000                                                         683'000                5.77
----------------------- -------------------- ---------------------- ---------------- ---------------------------- ---------


AGGREGATE:

                       -------------------- -----------------
                                 NO.                %
---------------------- -------------------- -----------------
Shares:                        1'554'577         13.140
---------------------- -------------------- -----------------
Options:                         683'000          5.773
---------------------- -------------------- -----------------
TOTAL:                         2'237'577         18.913
---------------------- -------------------- -----------------

                                  SCHEDULE (E)


                    INCENTIVE SHARES HELD BY THE SHAREHOLDERS


As of the Signing Date, the Shareholders hold InCentive Shares as follows:


--------------------- ----------------------------------- ----------------------
SHAREHOLDER                  NO. OF IMPALA SHARES                   %
--------------------- ----------------------------------- ----------------------
Z                                   536'000                     24.963
--------------------- ----------------------------------- ----------------------
III                                 448'045                     20.866
--------------------- ----------------------------------- ----------------------
RB                                  429'445                     20.000
--------------------- ----------------------------------- ----------------------
HK                                  236'700                     11.024
--------------------- ----------------------------------- ----------------------
TOTAL                             1'650'190                     76.853
--------------------- ----------------------------------- ----------------------

                                   SCHEDULE 1


                                  DEFINED TERMS


The capitalized terms used in the Agreement shall have the meaning ascribed to them in this Schedule 1.

          "2002 FINANCIALS" shall have the meaning set forth in Section 4(d).

          "ACQUISITION TRANSACTION" shall have the meaning set forth in Section 3.5.

          "ACCEPTING SHAREHOLDERS" shall have the meaning set forth in Section 2.2(c).

          "ADJUSTED NAV" shall have the meaning set forth in Section 2.2(a).

          "AGGREGATE ESCROW AMOUNT" shall have the meaning set forth in par. 3 of Schedule 6.1(b).

          "AGGREGATE MAXIMUM ESCROW AMOUNT" shall have the meaning set forth in par. 1 of Schedule 6.1(b).

          "AGREEMENT" shall mean this agreement including all Schedules.

          "AVAILABLE SHARES" shall have the meaning set forth in Section 2.2(c).

          "BENEFIT PLANS" shall have the meaning set forth in Section 4(i).

          "BUSINESS DAY" shall mean a day on which SWX Swiss Exchange is open for normal trading.

          "CENTERPULSE HOLDING" shall have the meaning set forth in Section 2.2(a).

          "CENTERPULSE" shall have the meaning set forth in Recital (B).

          "CENTERPULSE PRE-ANNOUNCEMENT" shall mean the pre-announcement in respect of the Centerpulse Tender Offer contained in Schedule 2.4(b).

          "CENTERPULSE SHARES" shall have the meaning set forth in Recital (B).

          "CENTERPULSE TENDER OFFER" shall have the meaning set forth in Recital
          (C).

          "CHF" shall mean Swiss Francs, being the lawful currency of Switzerland.

          "CO" shall mean the Swiss Code of Obligations (Obligationenrecht) of 30 March 1911, as amended.

          "COMPETING CENTERPULSE OFFER" shall have the meaning set forth in
          Section 3.2.3.

          "ESCROW AGENT" shall mean BDO Visura, Fabrikstrasse 50, CH-8005 Zurich, Switzerland or any other suitable professional service provider located in Switzerland as agreed between the Parties.

          "ESCROW AGREEMENT" shall mean each of, and "ESCROW AGREEMENTS" shall mean all of, the escrow agreements between Smith & Nephew, the Shareholders and the Escrow Agent signed on the Signing Date, as contained in Schedule 6.1.

          "EXCESS SHARES" shall have the meaning set forth in Section 2.2(c).

          "GBP" shall mean British Pound Sterling, being the lawful currency of the United Kingdom.

          "HK" shall mean Mr. Hans Kaiser.

          "III" shall mean III Institutional Investors International Corp.

          "INCENTIVE" shall have the meaning set forth in Recital (D).

          "INCENTIVE SHARES" shall have the meaning set forth in Recital (D).

          "INTERIM FINANCIALS" shall mean the interim financials which InCentive will establish per the end of Offer Period according to the Transaction Agreement.

          "OFFER DOCUMENTS" shall have the meaning set forth in Section 2.4(a).

          "OFFER PERIOD" shall mean the period during which the Public Tender Offer is open for acceptance by the InCentive shareholders according to article 14 (3) and (4) TOO (Angebotsfrist), excluding, for the avoidance of doubts, the Statutory Extension Period (Nachfrist).

          "OFFER PRICE" shall have the meaning set forth in Section 2.2.

          "OFFER PROSPECTUS" shall have the meaning set forth in Section 2.4(a).

          "PARTY" shall mean any of, and "PARTIES" shall mean all of, the parties listed on the cover sheet of this Agreement.

          "PRE-ANNOUNCEMENT" shall have the meaning set forth in Section 2.1.2.

          "PUBLIC TENDER OFFER" shall have the meaning set forth in Section 2.1.

          "RB" shall mean Rene Braginsky.

          "REPRESENTATIVES" shall mean RB and HK in their capacity as members of the board of directors of InCentive.

          "SCHEDULE" shall mean each schedule attached to this Agreement.

          "SECTION" shall mean a section of this Agreement.

          "SESTA" shall mean the Stock Exchange and Securities Trading Act (Bundesgesetz uber die Borsen und den Effektenhandel) of 24 March 1995, as amended.

          "SESTO-FBC" shall mean the Stock Exchange and Securities Trading Ordinance of the Federal Banking Commission (Borsenverordnung-EBK) of 25 June 1997, as amended.

          "SETTLEMENT DATE" shall mean the day on which the Public Tender Offer is settled (vollzogen) for the first time.

          "SHAREHOLDER" shall mean any of, and "SHAREHOLDERS" shall mean all of, RB, HK, Z and III.

          "SIGNING DATE" shall mean the date of this Agreement.

          "SMITH & NEPHEW PLC" shall have the meaning set forth on the cover page of this Agreement.

          "SMITH & NEPHEW GROUP PLC" shall have the meaning set forth on the cover page of this Agreement.

          "SMITH & NEPHEW" shall have the meaning set forth in Recital (C).

          "SMITH & NEPHEW SHARES" shall have the meaning set forth in Recital
          (C).

          "STATUTORY EXTENSION PERIOD" shall mean the additional acceptance period of 10 Business Days following completion (Zustandekommen) of the Public Tender Offer according to article 14 (5) TOO (Nachfrist).

          "TRANSACTION AGREEMENT" shall mean the agreement of even date between Smith & Nephew and InCentive in respect of the Public Tender Offer.

          "TREASURY SHARES" shall have the meaning set forth in Section 2.2(a).

          "TOO" shall mean the Takeover Ordinance of the Takeover Commission (Verordnung der Ubernahmekommission uber offentliche Kaufangebote) of 21 July 1997, as amended.

          "Z" shall mean Zurich Versicherungs-Gesellschaft.

                                 SCHEDULE 2.1.2


                                PRE-ANNOUNCEMENT


                                  See attached.

                                 SCHEDULE 2.2(D)


                        DETERMINATION OF THE ADJUSTED NAV


The Adjusted NAV shall be determined according to this Schedule:

1. Except as otherwise set forth in this Schedule, the Adjusted NAV shall be determined and calculated by applying the methods and principles that were applied by InCentive in determining its net asset value prior to the Signing Date on a consistent basis.

2. The Adjusted NAV shall be net of the impact of any distributions (Ausschuttungen), if any, per InCentive Share made by InCentive from the Signing Date until the Settlement Date.

3. All and any transaction costs payable by InCentive in connection with the Agreement or the transactions contemplated by the Agreement shall be deducted from the Adjusted NAV.

4. Treasury Shares shall not be taken into account in calculating the Adjusted NAV.

5. For the avoidance of doubt, the value of Centerpulse Shares is excluded from the definition of the Adjusted NAV and is accordingly not included in the calculation of the Adjusted NAV.

6. A liability of InCentive under section 6 of the Transaction Agreement shall be included as a liability in the determination of the Adjusted NAV.

                                 SCHEDULE 2.4(B)


                          CENTERPULSE PRE-ANNOUNCEMENT


                                  See attached.

                                  SCHEDULE 4(D)


                                 2002 FINANCIALS


                                  See attached.

                                 SCHEDULE 6.1(A)


                                ESCROW AGREEMENTS


                                  See attached.

CONFIDENTIAL
L&S DRAFT
15 MARCH 2003 -FF



                                ESCROW AGREEMENT





                                 dated [o] 2003



                                     between
[RB / HK /Z/ III]
[Address]                                                       ("SELLER")

                                       and
SMITH & NEPHEW PLC.
[Address]
                                                          ("SMITH & NEPHEW")

                                       and

[BDO VISURA]
[Fabrikstrasse 50,
CH-8005 Zurich, Switzerland]                               ("ESCROW AGENT")





                                    REGARDING



                                  A CASH ESCROW

WHEREAS:

(A) The Seller and the other principal shareholders of InCentive Capital AG (the "SHAREHOLDERS") and Smith & Nephew (the Seller and Smith & Nephew collectively the "TRANSACTION PARTIES") entered into a Tender Agreement dated [o] March 2003 regarding a public tender offer for all shares of InCentive Capital AG attached as Annex (A) (the "TENDER AGREEMENT").

(B) The Shareholders and Smith & Nephew agreed in the Tender Agreement to enter into escrow agreements between each Shareholder and Smith & Nephew, and that Smith & Nephew shall deliver part of the consideration due to each Shareholder under the Tender Agreement into escrow as security for claims of Smith & Nephew for misrepresentation or breach of warranties by the Shareholders under the Tender Agreement.

(C) The Transaction Parties wish to appoint the Escrow Agent as escrow agent, and the Escrow Agent is willing to accept such mandate.

NOW, THEREFORE, the parties hereto (each a "PARTY", collectively the "PARTIES") agree as follows:

1.        CAPITALISED TERMS

          Unless otherwise defined in this escrow agreement (together with all Annexes attached hereto, the "AGREEMENT"), the capitalised terms used herein shall have the same meaning as in the Tender Agreement.

2.        ESCROW ACCOUNT AND ESCROW FUNDS

2.1.      ESCROW ACCOUNT

          The Escrow Agent has opened in his name with [Swiss Bank, address, Swift Code] a bank account no. [o] (the "ESCROW ACCOUNT").

2.2.      ESCROW FUNDS

          According to section 6.1 of the Tender Agreement, Smith & Nephew shall wire transfer with value of the Settlement Date an amount of CHF [o] (the "ESCROW FUNDS") to the Escrow Account.

2.3.      MANAGEMENT OF ESCROW FUNDS

2.3.1. The Escrow Agent shall not use or manage the Escrow Funds in any way other than set forth in this Agreement.

2.3.2. The Escrow Agent shall manage the Escrow Funds according to the joint written instructions of the Transaction Parties. Failing such joint written instructions, the Escrow Funds shall be deposited in withholding tax-free fiduciary deposits with banks of international repute outside of Switzerland for fixed term periods of three months each.

2.3.3. The Escrow Agent shall keep the Transaction Parties informed about the Escrow Accounts and the investments made on a regular basis by providing to them the bank statements per the end of each calendar month, or upon specific request by any of the Transaction Parties.

3.        RELEASE OF THE ESCROW FUNDS

          The Escrow Agent shall, and shall have the right and is hereby jointly instructed by the Transaction Parties to, release the Escrow Funds exclusively in accordance with this Section 3.

3.1.      JOINT WRITTEN INSTRUCTIONS OF THE TRANSACTION PARTIES

          The Escrow Agent shall release the Escrow Funds or part of it according to the joint written instructions of the Transaction Parties, provided that the Escrow Agent shall have received originals of such instructions.

3.2.      FIRST RELEASE DATE

3.2.1. To the extent not previously released according to Section 3.1 and to be retained according to Section 3.2.2, the Escrow Agent shall transfer the Escrow Funds to a bank account as notified by the Seller in advance with value of the first Business Day after the expiry of a period of 36 months from the Settlement Date (the "FIRST RELEASE DATE").

3.2.2. The Escrow Agent shall retain and not transfer to the Seller the Escrow Funds to the extent that the Escrow Agent has been notified by Smith & Nephew in writing at least five Business Days prior to the First Release Date that Smith & Nephew has notified the Shareholders of a claim for misrepresentation or breach of warranty under the Tender Agreement and that such claim is still pending.

3.3.      SECOND RELEASE DATE

3.3.1. To the extent not previously released according to Sections 3.1 or 3.2 and to be retained according to Section 3.3.2, the Escrow Agent shall transfer the Escrow Funds to bank and securities accounts as notified by the Seller in advance with value of the first Business Day after the expiry of a period of 60 Business Days from the First Release Date (the "SECOND RELEASE DATE").

3.3.2. The Escrow Agent shall retain and not transfer to the Seller the Escrow Funds to the extent that the Escrow Agent has been notified by Smith & Nephew in writing at least five Business Days prior to the Second Release Date that Smith & Nephew has commenced arbitration under section 0 of the Tender Agreement for the determination of claims of Smith & Nephew for misrepresentation or breach of warranty by the Shareholders under the Tender Agreement.

3.4.      ACCORDING TO ARBITRAL AWARD

          To the extent not previously released according to Sections 3.1, 3.2 or 3.3, the Escrow Agent shall release the Escrow Funds in accordance with a final and binding arbitral award rendered under section 0 of the Tender Agreement.

4.        FURTHER OBLIGATIONS OF THE ESCROW AGENT

          The Escrow Agent will issue such confirmations and certifications as the Transaction Parties may together request the Escrow Agent to issue. The Escrow Agent shall grant the Parties access to the Escrow Accounts, subject to common instructions by the Transaction Parties in writing. The Escrow Agent shall not be entitled to exercise any shareholders' rights in respect of the Escrow Shares.

5.        FEES

          During the term of this Agreement, the Transaction Parties shall pay to the Escrow Agent an annual fee of CHF [o] as compensation for all his routine and ordinary duties and obligations under this Agreement. In the event that the Escrow Agent has to become active, the Escrow Agent shall be compensated on a time spent plus expenses basis, applying standard hourly rates. The Transaction Parties shall be jointly liable to pay the resulting costs, unless otherwise decided in a final court decision.

6.        LIABILITY OF THE ESCROW AGENT; INDEMNITY

6.1. The Transaction Parties hereby release the Escrow Agent from any and all liabilities, except for willful misconduct or gross negligence on the part of the Escrow Agent, for any acts which the Escrow Agent shall perform in good faith.

6.2. The Transaction Parties shall indemnify the Escrow Agent for any reasonable commitments, responsibilities, costs and expenses which result from the lawful exercise of this mandate and they shall advance to the Escrow Agent, at the Escrow Agent's first written request, such reasonable cash amounts as are necessary to cover such commitments, responsibilities, costs and expenses. Unless such advance is received by the Escrow Agent, the Escrow Agent shall not incur such additional commitments, responsibilities, costs and expenses.

7.        TERM OF AGREEMENT

7.1. This Agreement shall remain in force and effect until, and shall without further notice terminate on, the day of which the Escrow Funds has been released in full in accordance with Section 3 (the "Term"). The provisions of Section 6 and Section 8 shall survive the Term and shall remain in force and effect for an indefinite period of time following the Term.

7.2. The Escrow Agent acknowledges that he is entitled to terminate this Agreement prior to the Term only under exceptional circumstances in accordance with article 476 (1) CO, and that article 404 CO shall not apply.

7.3. In the event that the Escrow Agent is entitled to and terminates this Agreement voluntarily or involuntarily prior to the Term, the Transaction Parties shall forthwith jointly appoint a successor to act as escrow agent (the "Successor"), and the Escrow Agent shall, forthwith upon notification by the Transaction Parties of name and other details of the Successor, do all such things as are necessary to effectively transfer the Escrow Accounts and the Escrow Funds to the Successor.

8.        MISCELLANEOUS

8.1.      ENTIRE AGREEMENT; MODIFICATIONS

          This Agreement constitutes the entire agreement of the Parties concerning the object of this Agreement and supersedes all previous agreements or arrangements, negotiations, correspondence, undertakings and communications, oral or in writing. This Agreement including this Section shall be modified only by an agreement in writing executed by the Parties which shall explicitly refer to this Section.

8.2.      NO WAIVER

          The failure of any of the Parties to enforce any of the provisions of this Agreement or any rights with respect hereto shall in no way be considered as a waiver of such provisions or rights or in any way affect the validity of this Agreement. The waiver of any breach of this Agreement by any Party shall not operate to be construed as a waiver of any other prior or subsequent breach.

8.3.      SEVERABILITY

          If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision shall, if possible, be adjusted rather than voided, in order to achieve a result which corresponds to the fullest possible extent to the intention of the Parties. The nullity or adjustment of any provision of this Agreement shall not affect the validity and enforceability of any other provision of this Agreement, unless this appears to be unreasonable for either of the Parties.

8.4.      NOTICES

          Any notice, request or instruction to be made under or in connection with this Agreement to the Seller shall be made to InCentive Asset Management AG who shall act as notification agent for the Seller under this Agreement. Any notice, request or instruction to be made under this Agreement shall be made in writing and be delivered by registered mail or courier or by facsimile (to be confirmed in writing delivered by registered mail or courier) to the following addresses (or such other addresses as may from time to time have been notified according to this Section 9.4):

           (a) If to Smith & Nephew: Smith & Nephew plc.

                                          Attn. of [o]
                                          [Address]
                                          London [zip code]
                                          United Kingdom
                                          Facsimile: [o]

                                          with copies to:

                                          [o]

           (b) If to the Seller:          InCentive Asset Management AG
                                          [Address]
                                          [Zip code, Town]
                                          Switzerland
                                          Facsimile:  [o]

                                          with copies to:

                                          Lombard Odier Darier Hentsch & Cie
                                          Zurich Branch
                                          Attn. of Mr. Romeo Cerutti
                                          Sihlstrasse 20
                                          CH-8021 Zurich
                                          Switzerland
                                          Facsimile:  +41 1 214 13 39

                                          Lenz & Staehelin
                                          Attn. of Mr. Rudolf Tschani
                                          Bleicherweg 58
                                          CH-8027 Zurich
                                          Switzerland
                                          Facsimile:  +41 1 204 12 00

           (c) If to the Escrow Agent:

                                          [BDO Visura]
                                          Attn. of [o]
                                          [Fabrikstrasse 50]
                                          [CH-8005 Zurich]
                                          Switzerland
                                          Facsimile:  [+41 1 444 35 35]

          Any notice, request or instruction made under or in connection with this Agreement shall be deemed to have been delivered on the Business Day on which it has been dispatched or the fax confirmation been received by the Party making such notice, request or instruction.

8.5.      CONFIDENTIALITY

          Without the prior written consent of all of the Parties, each Party shall not disclose to any third party and keep in strict confidence this Agreement and its contents, unless any such disclosure is required under applicable laws or stock exchange regulations or ordered by any competent judicial or regulatory authority or by any competent stock exchange (in which case the Parties shall, to the extent permissible, consult with each other prior to any such disclosure).

8.6.      ASSIGNMENT

          None of the Parties shall assign this Agreement or any rights or obligations under this Agreement to any third party without the prior written consent of all of the other Parties.

8.7.      COST AND EXPENSES

          Subject to Section 6, each Party shall bear its own cost and expenses incurred by it under this Agreement.

9.        APPLICABLE LAW AND DISPUTE RESOLUTION

9.1.      This Agreement is subject to and governed by Swiss substantive law.

9.2. Any disputes arising out of or in connection with this Agreement, including disputes regarding its conclusion, binding effect, amendment and termination, shall be finally resolved to the exclusion of the ordinary courts by a three-person arbitral tribunal in accordance with the International Arbitration Rules of the Zurich Chamber of Commerce. The arbitration shall be conducted in English and the place of arbitration shall be Zurich.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.



SMITH & NEPHEW PLC

------------------------------------------   -----------------------------------

Name:                                        Name:
      ------------------------------------         -----------------------------

Title:                                       Title:
       -----------------------------------          ----------------------------


THE SELLER:


-------------------------------


[BDO VISURA]:

------------------------------------------   -----------------------------------

Name:                                        Name:
      ------------------------------------         -----------------------------

Title:                                       Title:
       -----------------------------------          ----------------------------

                                 SCHEDULE 6.1(B)


                       DETERMINATION OF THE ESCROW AMOUNT
                       AND ALLOCATION TO THE SHAREHOLDERS


The escrow amounts payable to the escrow accounts under the Escrow Agreements shall be determined as follows:

1. The maximum escrow amount, aggregated for all Shareholders, shall be CHF 34,000,000 (the "AGGREGATE MAXIMUM ESCROW AMOUNT").

2. The Aggregate Maximum Escrow Amount shall be reduced to the extent that (a) InCentive or the Shareholders reasonably satisfactorily demonstrate to Smith & Nephew prior to the expiry of the Offer Period that the following identified risk items have been eliminated, be it by disposing of the respective interest or subsidiary or by settlement agreement or otherwise, or that (b) the following identified risk items have been provisioned or reserved in calculating the Adjusted
          NAV:

           (i) BioInCentive Portfolio Manager claim of CHF 3,000,000;

           (ii) Restek loan commitment of CHF 3,000,000;

           (iii) AIC software loan commitment of CHF 3,000,000;

          it being InCentive's expectation that it will be able to eliminate all of the above identified risk items prior to the expiry of the Offer Period.

3. The result of the operation set forth in par. 2 of this Schedule 6.1(b) shall be the "AGGREGATE ESCROW AMOUNT".

4. The Aggregate Maximum Escrow Amount shall be increased to the extent that InCentive's NAV at the end of the Offer Period includes receivables in excess of CHF 1,000,000.

5. The Aggregate Escrow Amount shall be paid to the escrow accounts under the Escrow Agreements in the following proportions:

          (a) To the extent that the risk items in par. 2 of this Schedule have been fully eliminated:

              ------------------------ ----------------- -----------------------
              Z                        25%               CHF 6,250,000
              ------------------------ ----------------- -----------------------
              III                      20.9%             CHF 5,225,000
              ------------------------ ----------------- -----------------------
              RB                       34.9%             CHF 8,725,000
              ------------------------ ----------------- -----------------------
              HK                       19.2%             CHF 4,800,000
              ------------------------ ----------------- -----------------------


          (b) To the extent that the risk items in par. 2 of this Schedule have not been fully eliminated, additional amounts shall be paid into the escrow accounts as follows:

             ------------------------------ -----------------------
             III                            21%
             ------------------------------ -----------------------
             RB                             50%
             ------------------------------ -----------------------
             BK                             29%
             ------------------------------ -----------------------


                                       2